Exhibit 10.3

*	CONFIDENTIAL TREATEMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATEDLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT TO MASTER DISTRIBUTION AGREEMENT

THIS AMENDMENT TO MASTER DISTRIBUTION AGREEMENT (“Amendment”) is entered into effective as of October 20, 2015 (“Effective Date”) by and between Bojangles’ Restaurants, Inc. (“Company”), and McLane Foodservice, Inc. (“McLane”).

Recitals

A. McLane and Company entered into a Master Distribution Agreement dated September 9, 2015 (“MDA”), which was supplemented by certain documents and related materials submitted by Company to McLane, and acknowledged and accepted by McLane, contemporaneously with the parties’ execution of the MDA (“Other Materials”) (the MDA, together with the Other Materials, the “Agreement”); and

B. McLane and Company desire to amend the Agreement for purposes of changing the Transition Plan, as set forth herein.

FOR AND IN CONSIDERATION of the foregoing Recitals, the promises set forth in this Amendment, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, McLane and Company hereby agree as follows:

1. Incorporation of Recitals. The Recitals set forth above are incorporated into and made part of this Agreement.

2. Defined Terms. Each capitalized term used in this Amendment without definition has the meaning given to that term in the Agreement.

3. Amendments to Agreement. Effective as of the Effective Date, the parties hereby agree that the Agreement is amended as set forth below.

(a) The second paragraph of Section 2 of Schedule 1 to the Agreement is deleted in its entirety and replaced with the following three new paragraphs:

“The parties will implement a single-phase transition plan with a commencement date of *; except, however, for the delivery of fresh chicken Products, which will be pursuant to a two-phase transition plan, which such plans are set forth on Schedule 1.1 and these plans shall be the detailed Transition Plan developed by the parties by which McLane will commence providing Services (as the definition of Transition Plan is more specifically set forth in Section 1.1(ooooo) of the Agreement).

*	CONFIDENTIAL TREATEMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATEDLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Commencing October 30, 2016, a surcharge of * per case will apply to all Products ordered by any Restaurant that does not order fresh chicken Products from McLane.

The parties acknowledge that the implementation of this single-phase transition plan on * will result in McLane incurring additional unanticipated costs. These additional costs are defined as * (the “Additional Costs”). McLane agrees that it will track and report to Company, biweekly, the Additional Costs, providing supporting documentation as may be reasonably requested by Company. McLane will use all reasonable efforts to limit the amount of the Additional Costs, which are estimated to be less than *; provided, however, the parties agree and acknowledge that the Additional Costs may be higher due to factors outside McLane’s reasonable control. No later than *, McLane will provide a final report of all Additional Costs and Company will promptly reimburse McLane therefore (such reimbursement to occur no later than fifteen (15) days following such final report, together with any supporting documentation reasonably requested by Company); unless, however, the parties have previously agreed in writing on a different methodology for reimbursement of the Additional Cost to McLane.”

(b) The Transition Plan included in the Other Materials is deleted and replaced with Schedule 1.1 (attached hereto and made a part hereof), which Schedule 1.1 shall be included as a new enclosure in the Other Materials and as a new schedule in the Agreement immediately following Schedule 1.

(c) Any reference to “before the first phase of the Transition Plan” in the Agreement, appearing in Section 4.1; Section 4.9(e); and on Schedule 8 (in Section 3), shall mean “before *.”

4. Miscellaneous.

(a) This Amendment is limited as specified herein and, except as set forth herein, does not constitute a modification, amendment or waiver of any other provision of the Agreement and except as specifically amended by this Amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed.

(b) This Amendment may be executed in counterparts, each of which is to be deemed an original, and signature pages may be exchanged by electronic communications, and all of which constitute one and the same instrument.

(c) As more specifically set forth in Section 17.11 of the Agreement, the laws of the State of Texas, other than its conflict of law rules, govern this Amendment.

(d) In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

*	CONFIDENTIAL TREATEMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATEDLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.

Bojangles’ Restaurants, Inc.		McLane Foodservice, Inc.

By:	/s/ Keith Rosenthal	By:	/s/ Susan Adzick
Name:	Keith Rosenthal	Name:	Susan Adzick
Title:	SVP Purchasing	Title:	VP Sales & Marketing
Date:	10/20/15	Date:	10/20/15

Schedule 1.1

Transition Plan

Transition Plan (except for fresh chicken testing and deliveries):

On *, McLane will commence providing the Services to Company Restaurants and Participating Franchisee Restaurants.

Chicken Transition Plan:

Phase 1 – *

•	The parties will agree, within thirty (30) days following the Effective Date of the Amendment, on (1) the number and location of the Company Restaurants serviced by the Facility in Atlanta, GA, that will begin testing fresh chicken on or before *, and (2) the number and location of the Company Restaurants serviced by the Facility in Charlotte, NC, that will begin testing fresh chicken on or before *; to determine calibrations and refinements required for fresh chicken to meet Company’s Product Specifications (“Fresh Product Testing”).

•	Customer may include * Participating Franchisee Restaurants with respect to each of McLane’s two Facilities above.

Phase 2 – *

•	Fresh Product Testing will be expanded to include all other Company Restaurants and Participating Franchisee Restaurants on or before *.

*	CONFIDENTIAL TREATEMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATEDLY WITH THE SECURITIES AND EXCHANGE COMMISSION.